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[LETTERHEAD]


                                    April 29, 1999


Protective Life and Annuity Insurance Company
2801 Highway 280 South
Birmingham, Alabama 35223

Gentlemen:

       With respect to the Post-Effective Amendment No. 1 to the Form N-4 Registration Statement to be filed by Protective Life and Annuity Insurance Company (the "Company", formerly American Foundation Life Insurance Company) and Variable Annuity Account A of Protective Life (the "Account", formerly Variable Annuity Account A of American Foundation) with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended, individual flexible premium deferred variable and fixed annuity contracts marketed as the Protective Variable Annuity (the "Contracts"), I have examined such documents and such law as I considered necessary and appropriate, and on the basis of such examination, it is my opinion that:

       1. The Company is a corporation duly organized and validly existing as a stock life insurance company under the laws of the State of Alabama and is duly authorized by the Department of Insurance of the State of Alabama to issue the Contracts.

       2. The Account is a duly authorized and existing separate account established pursuant to the provisions of Section 27-38-1 of the Alabama Code.

       3. To the extent so provided under the Contracts, that portion of the assets of the account equal to the reserves and other contract liabilities with respect to the Account will not be chargeable with liabilities arising out of any other business that the Company may coduct.

       4. The Contracts, when issued as contemplated by the Form N-4 registration statement, will constitute legal, validly issued and binding obligations of the Company.

       I hereby consent to the filing of this opinion as an exhibit to the Form N-4 registration statement for the Contracts and the Account.


                                       Very truly yours,

                                       /s/ STEVE M. CALLAWAY

                                       Steve M. Callaway
                                       Senior Associate Counsel